UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 10, 2007

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 13, 2007, James E. Rohr, Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc. (the “Corporation”), gave a presentation to investors at the Keefe, Bruyette & Woods Large Cap Bank Conference in Kohler, Wisconsin. This presentation was accompanied by a series of electronic slides that included information pertaining to the financial results and business strategies of the Corporation. The slides and related material were posted on the Corporation’s website on Friday, August 10, 2007, after the market close. A copy of these slides and related material is included in this report as Exhibit 99.1 and is furnished herewith.

Item 8.01	Other Events.

On February 9, 2007, the Corporation filed, as Exhibits 4.1 and 4.2 to its current report on Form 8-K (date of event reported — February 8, 2007) the forms of Notes related to a public offering of $600,000,000 aggregate principal amount of 5.625% Subordinated Notes due February 1, 2017 issued on February 8, 2007. The forms of Notes being filed with this report reflect a correction of a typographical error in the original Notes that has been made. Copies of the corrected forms of Notes are included in this report as Exhibits 4.1 and 4.2, respectively, and are filed herewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of 5.625% Subordinated Notes due 2017 No. 1

4.2	Form of 5.625% Subordinated Notes due 2017 No. 2

99.1	Slide presentation and related material for the Keefe, Bruyette & Woods Large Cap Bank Conference on August 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.

August 13, 2007	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing

4.1	Form of 5.625% Subordinated Notes due 2017 No. 1	Filed herewith

4.2	Form of 5.625% Subordinated Notes due 2017 No. 2	Filed herewith

99.1	Slide presentation and related material for the Keefe, Bruyette & Woods Large Cap Bank Conference on August 13, 2007	Furnished herewith